UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 11, 2022

BRAEMAR HOTELS & RESORTS INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway
Suite 1100
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 14, 2022, Braemar Hotels & Resorts Inc. (the “Company”) announced that on March 11, 2022, the Company and its indirect, wholly-owned subsidiary, BHR Dorado LLC (the “Purchaser”), completed the acquisition of the Ritz-Carlton Dorado Beach Hotel (the “Hotel”) in Puerto Rico and the income stream attributable to the 14 adjacent luxury residences currently participating in a rental management program (the “Residences,” and together with the Hotel, the “Property”) pursuant to a Purchase and Sale Agreement, dated December 24, 2021 (the “Purchase Agreement”), by and among the Company, the Purchaser and DBR Hotel Owner LLC (the “Seller”).

The total consideration for the acquisition consisted of (i) $104 million in cash, the assumption of the Hotel’s loan with KHRE SMA Fundings, LLC, of which $54 million is outstanding, and (ii) the issuance of 6,000,000 shares of common stock of the Company, par value $0.01 per share (“Common Stock”). The cash portion of the consideration was funded with cash on hand.

In connection with the completion of the acquisition of the Property and the issuance of the Common Stock, the Company and the Seller entered into an Investor Rights Agreement, dated March 11, 2022 (the “Investor Rights Agreement”), pursuant to which, among other items, Seller (i) is subject to a customary standstill provision, (ii) agreed to vote all shares of Common Stock owned in accordance with the recommendation of the board of directors of the Company, and (iii) is restricted from effecting certain transfers of the Common Stock unless made in an open market transaction pursuant to an effective registration statement. The Investor Rights Agreement also grants to the Company a redemption right on the Common Stock at a price per share equal to the greater of (x) five dollars ($5.00) and (y) the closing share price of the Common Stock on the day immediately prior to the redemption date.

The assumed indebtedness consists of $54 million in outstanding principal balance and bears interest at LIBOR (to which a 0.75% floor applies) plus 6%. The assumed indebtedness has a maturity date of March 4, 2024, with two one-year renewal terms, subject to certain conditions. The assumed indebtedness may be repaid by the Company at any time subject to (i) a 0.50% exit fee, and (ii) if repaid within nine months of the acquisition of the Property, payment of all interest that would have become due to the lender if the assumed indebtedness had remained outstanding until the date that is nine months following acquisition of the Property.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES.

Based in part upon the representations of the Seller in the Purchase Agreement, the offering by the Company of 6,000,000 shares of Common Stock to the Seller pursuant to the Purchase Agreement was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Seller represented that it is an accredited investor, as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act, and that it is acquiring the shares for investment purposes only and not with a view to any resale, distribution or other disposition of shares in violation of the United States federal securities laws.

ITEM 7.01    REGULATION FD DISCLOSURE.

On March 14, 2022, the Company issued a press release announcing the closing of the acquisition of the Property, as further described in this current report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements. To the extent financial statements are required to be filed with this item, such financial statements will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information. To the extent pro forma financial information is required to be filed by this item, such financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)    Exhibits

Exhibit Number         Description

99.1    Press Release of the Company, dated March 14, 2022
104    Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

Dated: March 14, 2022	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary